                                                                     Exhibit 3.2

                                                                  EXECUTION COPY










================================================================================

                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                          PLAINS ALL AMERICAN GP LLC

                           dated as of June 8, 2001
================================================================================
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                                                                EXECUTION COPY

                               TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----
ARTICLE 1 DEFINITIONS...................................................    1
---------------------

ARTICLE 2 GENERAL.......................................................    9
-----------------
   2.1     Formation....................................................    9
   ---     ---------
   2.2     Principal Office.............................................   10
   ---     ----------------
   2.3     Registered Office and Registered Agent.......................   10
   ---     --------------------------------------
   2.4     Purpose of the Company.......................................   10
   ---     ----------------------
   2.5     Date of Dissolution..........................................   10
   ---     -------------------
   2.6     Qualification................................................   10
   ---     -------------
   2.7     Members......................................................   10
   ---     -------
   2.8     Reliance by Third Parties....................................   11
   ---     -------------------------

ARTICLE 3 CAPITALIZATION OF THE COMPANY.................................   11
---------------------------------------
   3.1     Initial Capital Contributions................................   11
   ---     -----------------------------
   3.2     Additional Capital Contributions.............................   11
   ---     --------------------------------
   3.3     Loans........................................................   12
   ---     -----
   3.4     Maintenance of Capital Accounts..............................   12
   ---     -------------------------------
   3.5     Capital Withdrawal Rights, Interest and Priority.............   13
   ---     ------------------------------------------------

ARTICLE 4 DISTRIBUTIONS.................................................   14
-----------------------
   4.1     Distributions of Available Cash..............................   14
   ---     -------------------------------
   4.2     Persons Entitled to Distributions............................   14
   ---     ---------------------------------
   4.3     Limitations on Distributions.................................   14
   ---     ----------------------------

ARTICLE 5 ALLOCATIONS...................................................   14
---------------------
   5.1     Profits......................................................   14
   ---     -------
   5.2     Losses.......................................................   14
   ---     ------
   5.3     Regulatory Allocations.......................................   15
   ---     ----------------------
   5.4     Tax Allocations: Code Section 704(c).........................   15
   ---     ------------------------------------
   5.5     Change in Percentage Interests...............................   16
   ---     ------------------------------
   5.6     Withholding..................................................   16
   ---     -----------

ARTICLE 6 MEMBERS' MEETINGS.............................................   17
---------------------------
   6.1     Meetings of Members; Place of Meetings.......................   17
   ---     --------------------------------------
   6.2     Quorum; Voting Requirement...................................   17
   ---     --------------------------
   6.3     Proxies......................................................   17
   ---     -------
   6.4     Action Without Meeting.......................................   18
   ---     ----------------------
   6.5     Notice.......................................................   18
   ---     ------
   6.6     Waiver of Notice.............................................   18
   ---     ----------------

ARTICLE 7 MANAGEMENT AND CONTROL........................................   18
--------------------------------
   7.1     Board of Directors...........................................   18
   ---     ------------------
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   7.2     Meetings of the Board........................................   20
   ---     ---------------------
   7.3     Quorum and Acts of the Board.................................   20
   ---     ----------------------------
   7.4     Electronic Communications....................................   20
   ---     -------------------------
   7.5     Committees of Directors......................................   21
   ---     -----------------------
   7.6     Compensation of Directors....................................   21
   ---     -------------------------
   7.7     Directors as Agents..........................................   21
   ---     -------------------
   7.8     Officers; Agents.............................................   21
   ---     ----------------
   7.9     Matters Requiring Member Approval............................   21
   ---     ---------------------------------

ARTICLE 8 LIABILITY AND INDEMNIFICATION.................................   23
---------------------------------------
   8.1     Limitation on Liability of Members, Directors and Officers...   23
   ---     ----------------------------------------------------------
   8.2     Indemnification..............................................   24
   ---     ---------------

ARTICLE 9 TRANSFERS OF MEMBERSHIP INTERESTS.............................   25
-------------------------------------------
   9.1     General Restrictions.........................................   25
   ---     --------------------
   9.2     Permitted Transferees........................................   26
   ---     ---------------------
   9.3     Substitute Members...........................................   27
   ---     ------------------
   9.4     Effect of Admission as a Substitute Member...................   27
   ---     ------------------------------------------
   9.5     Consent......................................................   27
   ---     -------
   9.6     No Dissolution...............................................   28
   ---     --------------
   9.7     Additional Members...........................................   28
   ---     ------------------
   9.8     Right of First Refusal.......................................   28
   ---     ----------------------
   9.9     Registration Rights Agreement................................   29
   ---     -----------------------------
   9.10    Transfer to Management Entity................................   29
   ----    -----------------------------

ARTICLE 10 DISSOLUTION AND TERMINATION..................................   29
--------------------------------------
   10.1    Events Causing Dissolution...................................   29
   ----    --------------------------
   10.2    Final Accounting.............................................   30
   ----    ----------------
   10.3    Distributions Following Dissolution and Termination..........   30
   ----    ---------------------------------------------------
   10.4    Termination of the Company...................................   31
   ----    --------------------------
   10.5    No Action for Dissolution....................................   31
   ----    -------------------------

ARTICLE 11 TAX MATTERS..................................................   32
----------------------
   11.1    Tax Matters Member...........................................   32
   ----    ------------------
   11.2    Certain Authorizations.......................................   32
   ----    ----------------------
   11.3    Indemnity of Tax Matters Member..............................   32
   ----    -------------------------------
   11.4    Information Furnished........................................   33
   ----    ---------------------
   11.5    Notice of Proceedings, etc...................................   33
   ----    --------------------------
   11.6    Notices to Tax Matters Member................................   33
   ----    -----------------------------
   11.7    Preparation of Tax Returns...................................   33
   ----    --------------------------
   11.8    Tax Elections................................................   33
   ----    -------------
   11.9    Taxation as a Partnership....................................   34
   ----    -------------------------

ARTICLE 12 ACCOUNTING AND BANK ACCOUNTS.................................   34
---------------------------------------
   12.1    Fiscal Year and Accounting Method............................   34
   ----    ---------------------------------
   12.2    Books and Records............................................   34
   ----    -----------------
   12.3    Delivery to Members; Inspection..............................   34
   ----    -------------------------------

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   12.4    Financial Statements.........................................   35
   ----    --------------------
   12.5    Filings......................................................   35
   ----    -------
   12.6    Non-Disclosure...............................................   35
   ----    --------------

ARTICLE 13 NON-COMPETITION AND NON-SOLICITATION.........................   35
-----------------------------------------------
   13.1    Non-Competition..............................................   35
   ----    ---------------
   13.2    Non-Solicitation.............................................   36
   ----    ----------------
   13.3    Damages......................................................   36
   ----    -------
   13.4    Limitations..................................................   37
   ----    -----------

ARTICLE 14 MISCELLANEOUS................................................   37
------------------------
   14.1    Waiver of Default............................................   37
   ----    -----------------
   14.2    Amendment....................................................   37
   ----    ---------
   14.3    No Third Party Rights........................................   37
   ----    ---------------------
   14.4    Severability.................................................   38
   ----    ------------
   14.5    Nature of Interest in the Company............................   38
   ----    ---------------------------------
   14.6    Binding Agreement............................................   38
   ----    -----------------
   14.7    Headings.....................................................   38
   ----    --------
   14.8    Word Meanings................................................   38
   ----    -------------
   14.9    Counterparts.................................................   38
   ----    ------------
   14.10   Entire Agreement.............................................   38
   -----   ----------------
   14.11   Partition....................................................   38
   -----   ---------
   14.12   Governing Law; Consent to Jurisdiction and Venue.............   39
   -----   ------------------------------------------------

                                      iii
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                                                                  EXECUTION COPY

                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                          PLAINS ALL AMERICAN GP LLC

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Plains All American GP LLC, a Delaware limited liability company (the "Company"), is made and entered into as of the 8/th/ day of June, 2001 by and among the Persons executing this Agreement on the signature pages hereto as a member (together with such other Persons that may hereafter become members as provided herein, referred to collectively as the "Members" or, individually, as a "Member").

     WHEREAS, Plains All American Inc., a Delaware corporation ("Rodeo, Inc."), as the Company's initial member, formed the Company on May 21, 2001 as a limited liability company under the Act (as defined below) by causing a certificate of formation of the Company to be filed with the Delaware Secretary of State and has made a capital contribution of the LLC Incentive Distribution Rights (as defined in the Transfer Agreement (as hereinafter defined)) to the Company;

     WHEREAS, Rodeo, Inc. and the other Members desire to enter into this Agreement pursuant to which such other Members shall be admitted to the Company;

     WHEREAS, all of the property used in the trade or business of Rodeo, Inc. as General Partner (as defined in the Rodeo, L.P. Partnership Agreement) associated with the headquarter employees described in Section 1(a)(ii) of that certain Pension and Employee Benefits Assumption and Transition Agreement, dated as of the date hereof, by and among Rodeo, Rodeo, Inc. and the Company (the "Transition Agreement") has been transferred by Rodeo to the Company;

     WHEREAS, in connection with the Contribution Agreement, the Company will have succeeded to the management and business activities formerly performed by Rodeo, Inc. as General Partner (as defined in the Rodeo, L.P. Partnership Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

     "Acceptance Notice" shall have the meaning set forth in Section 9.8(b).
                                                             --------------

     "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Section
                                                               -------
18-101, et seq., as amended from time to time.
        ------
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     "Adjusted Capital Account Deficit" means, with respect to a Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) Debit to such Capital Account the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-
     1(b)(2)(ii)(d)(6).

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" shall have the meaning set forth in the preamble hereof, as the same may be amended from time to time in accordance with the terms hereof.

     "Authorized Representative" shall have the meaning set forth in Section
                                                                     -------
6.1.
---

     "Available Cash" means, with respect to a fiscal quarter, all cash and cash equivalents of the Company at the end of such quarter less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the Board to (a) provide for the proper conduct of the business of the Company (including reserves for future capital expenditures and for anticipated future credit needs of the Company) subsequent to such quarter or (b) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets or Property is subject; provided, however, that disbursements made by the Partnership to the Company or cash reserves established, increased or reduced after the expiration of such quarter but on or before the date of determination of Available Cash with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, during such quarter if the Board so determines in its reasonable discretion.

     "Board" means the Board of Directors of the Company.

     "Business" means all Hydrocarbon gathering, transportation, terminalling, storage, and marketing and all operations related thereto, including, without limitation, (a) the acquisition, construction, installation, maintenance or remediation and operation of pipelines, gathering lines, compressors, facilities, storage facilities and equipment, and (b) the gathering of Hydrocarbons from fields, interstate and intrastate transportation by pipeline, trucks or barges, tank storage of Hydrocarbons, transferring Hydrocarbons from pipelines and storage tanks to trucks, barges or other pipelines, acquisition of Hydrocarbons at the well or bulk purchase at pipeline and terminal facilities and subsequent resale thereof.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

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     "Capital Account" means, with respect to any Member, a separate account established by the Company and maintained for each Member in accordance with
Section 3.4 hereof.
-----------

     "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the interests purchased by such Member pursuant to the terms of this Agreement, in return for which the Member contributing such capital shall receive a Membership Interest.

     "Cause" shall have the meaning set forth in the Flores Employment
Agreement.

     "Certificate" means the Certificate of Formation of the Company filed with the Secretary of State of Delaware, as amended or restated from time to time.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the preamble hereof.

     "Company Affiliate" shall have the meaning set forth in Section 8.2.
                                                             -----------

     "Compensatory Units" shall have the meaning set forth in Section 3.4(v).
                                                              --------------

     "Credit Agreements" shall have the meaning set forth in the Transfer Agreement, as such credit agreements may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such credit agreements.

     "Depreciation" means, for each Taxable Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

     "Directors" shall have the meaning set forth in Section 7.1(a).
                                                     --------------

     "E-Holdings" means E-Holdings III, L.P., a Texas limited partnership.

     "Employees" shall have the meaning set forth in Section 13.2.
                                                     ------------

     "EnCap" shall have the meaning set forth in Section 13.1.
                                                 ------------

     "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, any defect or

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imperfection in title, preferential arrangement or restriction, right to purchase, right of first refusal or other burden or encumbrance of any kind, other than those imposed by this Agreement.

     "Flores Employment Agreement" means the Employment Agreement dated May 8, 2001 between JCF and Rodeo.

     "First Refusal Notice" shall have the meaning set forth in Section 9.8(a).
                                                                --------------

     "First Union" shall have the meaning set forth in Section 9.1.
                                                       -----------

     "General Partner's Percentage" means the "Percentage Interest" as to the "General Partner" (with respect to its "General Partner Interest") as such terms are defined in the Rodeo L.P. Partnership Agreement.

     "Good Reason" shall have the meaning set forth in the Flores Employment Agreement.

     "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows and as otherwise provided in Section 3.2(b):
            --------------

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Board; provided, however, that the initial Gross Asset Values of the assets contributed to the Company pursuant to
     Section 3.1 hereof shall be as set forth in such section or the schedule
     -----------
     referred to therein;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as reasonably determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); and

          (c) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as reasonably determined by the Board.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

     "Hydrocarbons" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products, liquefied petroleum gas and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed methane and gas and CO\\2\\.

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     "Independent Director" means a Director who is eligible to serve on the
Conflicts Committee (as defined, and provided for, in the Rodeo, L.P. Partnership Agreement) and is otherwise independent as defined in Sections 303.01(B)(2)(a) and (3) or any successor provisions of the listing standards of the New York Stock Exchange.

     "Initial Capital Contribution Date" means the earlier to occur of (i) the Closing Date (as defined in the Transfer Agreements), or (ii) such date as may be determined by the Board upon not less than three Business Days' notice to the Members of such date.

     "Initial Designating Members" means Rodeo, Inc., E-Holdings, Kafu and
Sable.

     "Initial Directors" shall have the meaning set forth in Section 7.1(a)(i).
                                                             -----------------

     "Initial Members" means Rodeo, Inc., E-Holdings, Kafu, Sable, Management Entity, Strome, Strome Hedgecap and Raymond.

     "JCF" means James C. Flores.

     "Kafu" means KAFU Holdings, LP, a Delaware limited partnership.

     "Kayne Anderson" shall have the meaning set forth in Section 13.1.
                                                          ------------

     "Limited Partnership Interest" means, with respect to a Member, such Member's limited partnership interest in the Partnership, which refers to all of such Member's rights and interests in the Partnership in such Member's capacity as a limited partner thereof, all as provided in the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act.

     "Liquidating Trustee" shall have the meaning set forth in Section 10.3.
                                                               ------------

     "LLC Incentive Distribution Rights" has the meaning set forth in the Transfer Agreement.

     "Losses" has the meaning set forth in the definition of "Profits" and "Losses".

     "Majority in Interest" means, with respect to the Members or to any specified group or class of Members, Members owning more than fifty percent (50%) of the total Percentage Interests held by all Members or such specified group or class of Members, as applicable.

     "Management Entity" shall mean PAA Management, L.P.

     "Management Sale" shall have the meaning set forth in Section 9.10.
                                                           ------------

     "Member" or "Members" shall have the meaning set forth in the preamble hereof.

     "Membership Interest" means a Member's limited liability company interest in the Company which refers to all of a Member's rights and interests in the Company in such Member's capacity as a Member, all as provided in this Agreement and the Act.

     "Membership Transfer" shall have the meaning set forth in Section 9.1(b).
                                                               --------------

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     "Non-Selling Members" shall have the meaning set forth in Section 9.8(b).
                                                               --------------

     "Notice" means a writing, containing the information required by this Agreement to be communicated to a party, and shall be deemed to have been received (a) when personally delivered or sent by telecopy, (b) one day following delivery by overnight delivery courier, with all delivery charges pre-paid, or (c) on the third Business Day following the date on which it was sent by United States mail, postage prepaid, to such party at the address or fax number, as the case may be, of such party as shown on the records of the Company.

     "Offer" shall have the meaning set forth in Section 9.8(a).
                                                 --------------

     "Offeror" shall have the meaning set forth in Section 9.8(a).
                                                   --------------

     "Officer" shall have the meaning set forth in Section 7.8.
                                                   -----------

     "Optioned Interest" shall have the meaning set forth in Section 9.8(a).
                                                             --------------

     "Partnership" means Plains AAP, L.P., a Delaware limited partnership.

     "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, by and between the Company, as the general partner, Rodeo, Inc., Sable Investments, L.P., E-Holdings, Kafu, Management Entity, Raymond, Strome, Strome Hedgecap and any other Persons who become partners in the Partnership as provided therein, as amended from time to time in accordance with the terms thereof.

     "Partnership Transfer" shall have the meaning set forth in Section 9.1(b).
                                                                --------------

     "Percentage Interest" of a Member means the aggregate percentage of Membership Interests of such Member set forth on Schedule 1 hereto, as the same
                                                 ----------
may be modified from time to time as provided herein.

     "Permitted Transfer" shall mean:

          (a) a Transfer of any or all of the Membership Interest by any Member who is a natural person to (i) such Member's spouse, children (including legally adopted children and stepchildren), spouses of children or grandchildren or spouses of grandchildren; (ii) a trust for the benefit of the Member and/or any of the Persons described in clause (i); or (iii) a limited partnership or limited liability company whose sole partners or members, as the case may be, are the Member and/or any of the Persons described in clause (i) or clause (ii); provided, that in any of clauses
     (i), (ii) or (iii), the Member transferring such Membership Interest, or portion thereof, retains exclusive power to exercise all rights under this Agreement;

          (b) a Transfer of any or all of the Membership Interest by any Member to the Company; or

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          (c)  a Transfer of any or all of the Membership Interest by a Member
     to any Affiliate of such Member; provided, however, that such transfer shall be a Permitted Transfer only so long as such Membership Interest, or portion thereof, is held by such Affiliate or is otherwise transferred in another Permitted Transfer.

          Provided, however, that no Permitted Transfer shall be effective unless and until the transferee of the Membership Interest, or portion thereof, so transferred complies with Sections 9.1(b). Except in the case of a Permitted
                             ---------------
Transfer pursuant to clause (b) above, from and after the date on which a Permitted Transfer becomes effective, the Permitted Transferee of the Membership Interest, or portion thereof, so transferred shall have the same rights, and shall be bound by the same obligations, under this Agreement as the transferor of such Membership Interest, or portion thereof, and shall be deemed for all purposes hereunder a Member and such Permitted Transferee shall, as a condition to such Transfer, agree in writing to be bound by the terms of this Agreement. No Permitted Transfer shall conflict with or result in any violation of any judgment, order, decree, statute, law, ordinance, rule or regulation or require the Company, if not currently subject, to become subject, or if currently subject, to become subject to a greater extent, to any statute, law, ordinance, rule or regulation, excluding matters of a ministerial nature that are not materially burdensome to the Company.

     "Permitted Transferee" shall mean any Person who shall have acquired and who shall hold a Membership Interest, or portion thereof, pursuant to a Permitted Transfer.

     "Person" means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

     "Profits" and "Losses" means, for each Taxable Year, an amount equal to the Company's net taxable income or loss for a taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in computing such taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

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          (d)   Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year, computed in accordance with the definition of Depreciation; and

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulation Sections 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses.

     "Property" means all assets, real or intangible, that the Company may own or otherwise have an interest in from time to time.

     "Raymond" means John T. Raymond.

     "Regulations" means the regulations, including temporary regulations, promulgated by the United States Department of Treasury with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

     "Regulatory Allocations" shall have the meaning set forth in Section
                                                                  -------
5.3(c).
------
     "Rodeo" means Plains Resources Inc., a Delaware corporation.

     "Rodeo, Inc." shall have the meaning set forth in the preamble hereof.

     "Rodeo, L.P." means Plains All American Pipeline, L.P., a Delaware limited partnership.

     "Rodeo, L.P. Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Rodeo, L.P., as amended from time to time.

     "Sable" means Sable Investments, L.P.

     A "Sable Change of Control" shall be deemed to occur if: any Person or "Group" (as such term is used in Section 13(d) of the Exchange Act), other than JCF or any entity or entities controlled by JCF, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of (a) more than 50% of the general or limited partnership interests in Sable or (b) stock or other equity interests of any legal entity that controls Sable representing more than 50% of the voting interests entitled to vote generally for the election of the board of directors or other governing body of such entity.

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     "Selling Member" shall have the meaning set forth in Section 9.8(a).
                                                          --------------

     "Strome" means Mark E. Strome.

     "Strome Hedgecap" means Strome Hedgecap Fund, L.P.

     "Subsidiary" means, with respect to a Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of either (x) the partnership or other similar ownership interest thereof or (y) the stock or equity interest of such partnership, association or other business entity's general partner, managing member or other similar controlling Person, is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this Agreement, with respect to the Company, each of the Partnership and Rodeo, L.P., and each of their respective Subsidiaries, shall be a Subsidiary of the Company.

     "Super Majority in Interest" means Members owning Membership Interests with Percentage Interests aggregating at least 66 2/3%

     "Taxable Year" shall mean the calendar year.

     "Tax Matters Member" shall have the meaning set forth in Article 11.
                                                              ----------

     "Transfer" or "Transferred" means to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, voluntarily or involuntarily, by operation of law or otherwise. When referring to a Membership Interest, "Transfer" shall mean the Transfer of such Membership Interest whether of record, beneficially, by participation or otherwise.

     "Transfer Agreements" means those certain Unit Transfer and Contribution Agreements, dated as of May 8, 2001, by and among PAAI LLC, Rodeo, Rodeo, Inc. and each of (i) Sable, Sable Holdings, L.P. and JCF; (ii) E-Holdings; (iii) Kafu Holdings, LLC; (iv) Strome; (v) Strome Hedgecap; and (vi) Raymond, as may be amended from time to time.

     "Transition Agreement" has the meaning set forth in the preamble hereof.

                                   ARTICLE 2
                                    GENERAL

     2.1    Formation. The name of the Company is Plains All American GP LLC.
            ---------
The rights and liabilities of the Members shall be as provided in the Act for Members except as provided herein. To the extent that the rights or obligations of any Member are different by

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reason of any provision of this Agreement than they would be in the absence of such provision, to the extent permitted by the Act, this Agreement shall control.

     2.2    Principal Office. The principal office of the Company shall be
            ----------------
located at 333 Clay Street, 29th Floor, Houston, Texas 77002 or at such other place(s) as the Board may determine from time to time.

     2.3    Registered Office and Registered Agent. The location of the
            --------------------------------------
registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate or as determined from time to time by the Board.

     2.4    Purpose of the Company. The Company's purposes, and the nature of
            ----------------------
the business to be conducted and promoted by the Company, are (a) to act as the general partner of the Partnership in accordance with the terms of the Partnership Agreement and (b) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing.

     2.5    Date of Dissolution. The Company shall have perpetual existence
            -------------------
unless the Company is dissolved pursuant to Article 10 hereof. The existence of
                                            ----------
the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

     2.6    Qualification. The President and Chief Executive Officer, any
            -------------
Vice President, the Secretary and any Assistant Secretary of the Company is hereby authorized to qualify the Company to do business as a foreign limited liability company in any jurisdiction in which the Company may wish to conduct business and each is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Company to so qualify to do business in any such state or territory.

     2.7    Members.
            -------

             (a) Powers of Members. The Members shall have the power to exercise
                 -----------------
any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as expressly provided herein, the Members shall have no power to bind the Company and no authority to act on behalf of the Company.

             (b) Partition. Each Member waives any and all rights that it may
                 ---------
have to maintain an action for partition of the Company's Property.

             (c) Resignation. Except upon a Transfer of all of its Membership
                 -----------
Interests in accordance with this Agreement, a Member may not resign from the Company prior to the dissolution and winding up of the Company. A Member ceases to be a Member only upon: (i) a Permitted Transfer of all of such Member's Membership Interest and the transferee's admission as a substitute Member, all in accordance with the terms of this Agreement, or (ii) completion of dissolution and winding up of the Company pursuant to Article 10.
                                                      ----------

             (d) Ownership. Each Member shall be entitled to receive a
                 ---------
Membership Interest in exchange for a Capital Contribution. Each Membership Interest shall correspond to a "limited liability company interest" as is provided in the Act. The Company shall be the owner of the

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Property. No Member shall have any ownership interest or right in the Property, including Property conveyed by a Member to the Company, except indirectly by virtue of a Member's ownership of a Membership Interest.

     2.8    Reliance by Third Parties. Except with respect to certain tax
            -------------------------
matters, Persons dealing with the Company shall be entitled to rely conclusively upon the power and authority of an Officer.

                                   ARTICLE 3
                         CAPITALIZATION OF THE COMPANY

     3.1    Initial Capital Contributions. On June 8, 2001, Rodeo, Inc. made a
            -----------------------------
Capital Contribution to the capital of the Company consisting of the LLC Incentive Distribution Rights. On the Initial Capital Contribution Date, each Initial Member shall make a Capital Contribution to the capital of the Company consisting of cash as set forth opposite such Member's name on Schedule 1
                                                               ----------

hereto, which shall immediately be distributed to Rodeo, Inc. The initial Percentage Interest of such Member following such Capital Contribution on the Initial Capital Contribution Date shall be as set forth on Schedule 1 hereto,
                                                           ----------
which shall be amended from time to time in accordance with the terms hereof (including, but not limited to, upon the making of additional Capital Contributions pursuant to Section 3.2(b)) to reflect appropriate adjustments to
                          ---------------
such Percentage Interests and Capital Contributions.

     3.2    Additional Capital Contributions.
            --------------------------------

             (a) Except as set forth in Section 3.1 and for Capital
                                        -----------
Contributions from each Member in proportion to such Member's then outstanding Percentage Interest in respect of the General Partner's Percentage for equity issuances by Rodeo, L.P., and for equity issuances approved pursuant to Section
                                                                        -------
7.9(b)(ii), no Member shall be required to make any additional Capital
----------
Contribution.

             (b) Subject to the approval of a Majority in Interest pursuant to
Section 7.9, the Company may offer additional Membership Interests to any Person
-----------
with the approval of the Board. Such approval of the Majority in Interest shall also include their approval of any related valuations of Gross Asset Value by the Board and, if such Majority in Interest approves such issuance without approving such valuation, Gross Asset Value shall be determined by a third Person familiar with the valuation of such transactions selected by the Majority in Interest not later than ten (10) days after their approval of such issuance or, if the Majority in Interest fails to so select a third Person, then such third Person will be selected in accordance with the rules and procedures of the American Arbitration Association in Houston, Texas. If any additional Capital Contributions are made by Members but not in proportion to their respective Percentage Interests, the Percentage Interest of each Member shall be adjusted such that each Member's revised Percentage Interest determined immediately following each such additional Capital Contribution shall be equal to a fraction
(i) the numerator of which is the sum of (A) the positive Capital Account balance of the Member determined immediately preceding the date such additional Capital Contribution is made (such Capital Account to be computed by adjusting the book value for Capital Account purposes of each Company asset to equal its Gross Asset Value as of such date, as provided in subparagraph (b) of the definition herein of "Gross Asset Value"),

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and (B) such additional Capital Contribution, if any, made by such Member, and
(ii) the denominator of which is the sum of the positive Capital Account balances immediately preceding the date such additional Capital Contribution is made plus additional Capital Contributions of all Members on the date of such additional Capital Contribution, including Capital Contributions of any new Members (in each case calculated as provided in (i) above). The names, addresses and Capital Contributions of the Members shall be reflected in the books and records of the Company.

     3.3    Loans.
            -----

             (a) No Member shall be obligated to loan funds to the Company. Loans by a Member to the Company shall not be considered Capital Contributions. The amount of any such loan shall be a debt of the Company owed to such Member in accordance with the terms and conditions upon which such loan is made.

             (b) A Member may (but shall not be obligated to) guarantee a loan made to the Company. If a Member guarantees a loan made to the Company and is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Member to the Company and not as an additional Capital Contribution.

     3.4    Maintenance of Capital Accounts.
            -------------------------------

             (a) The Company shall maintain for each Member a separate Capital Account with respect to the Membership Interest owned by such Member in accordance with the following provisions:

                   (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's share of Profits and (C) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulation Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(d)(2);

                   (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed or treated as an advance distribution to such Member pursuant to any provision of this Agreement (including without limitation any distributions pursuant to Section 4.1), (B) such Member's share of Losses and (C) the amount
            ------------
of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company;

                   (iii) In the event Membership Interests are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the

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                                                                  EXECUTION COPY


transferor to the extent such Capital Account relates to the Transferred Membership Interests; and

                   (iv) In determining the amount of any liability for purposes of Sections 3.4(a)(i) and (ii) there shall be taken into account Code
            ---------------------------
Section 752(c) and any other applicable provisions of the Code and Regulations.

                   (v) For purposes hereof, the Capital Account of Rodeo, Inc. shall be increased by the fair market value of the subordinated units in Rodeo, L.P. delivered to employees of the Company by Rodeo or an affiliate of Rodeo pursuant to Section 1(d)(ii) of the Transition Agreement of even date herewith (the "Compensatory Units") and by an amount equal to the payment of transition bonuses to employees of the Company pursuant to the Transition Agreement for which a deduction is allocated to Rodeo, Inc. pursuant to Section
                                                                        -------
5.3(d).
------

            (b) The foregoing Section 3.4(a) and the other provisions of this
                              --------------
Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and, to the greatest extent practicable, shall be interpreted and applied in a manner consistent with such Regulation. The Board in its discretion and to the extent otherwise consistent with the terms of this Agreement shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulation Section 1.704-1(b)(2)(iv)(q), and
(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

     3.5    Capital Withdrawal Rights, Interest and Priority. Except as
            ------------------------------------------------
expressly provided in this Agreement, no Member shall be entitled to (a) withdraw or reduce such Member's Capital Contribution or to receive any distributions from the Company, or (b) receive or be credited with any interest on the balance of such Member's Capital Contribution at any time.

                                   ARTICLE 4
                                 DISTRIBUTIONS

     4.1    Distributions of Available Cash. An amount equal to 100% of
            -------------------------------
Available Cash with respect to each fiscal quarter of the Partnership shall be distributed to the Members in proportion to their relative Percentage Interests within forty-five days after the end of such quarter.

     4.2    Persons Entitled to Distributions. All distributions of Available
            ---------------------------------
Cash to Members for a fiscal quarter pursuant to Section 4.1 shall be made to
                                                 -----------
the Members shown on the records of the Company to be entitled thereto as of the last day of such quarter, unless the transferor and transferee of any Membership Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the Board.

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                                                                  EXECUTION COPY


     4.3    Limitations on Distributions.
            ----------------------------

             (a) Notwithstanding any provision of this Agreement to the contrary, no distributions shall be made except pursuant to this Article 4 or
                                                                 ---------
Article 10.
----------

             (b) Notwithstanding any provision of this Agreement to the contrary, no distribution hereunder shall be permitted if such distribution would violate Section 18-607 of the Act or other applicable law.

                                   ARTICLE 5
                                  ALLOCATIONS

     5.1    Profits. Profits for any Taxable Year shall be allocated:
            -------

             (a) first, to those Members to which Losses have previously been allocated pursuant to Section 5.2(c) hereof so as to bring each such Member's
                      --------------
Capital Account to zero, pro rata in accordance with the sum of each such Member's Losses; and

             (b) second, any remaining Profits shall be allocated among the Members in proportion to their respective Percentage Interests.

     5.2    Losses. Losses for any Taxable Year shall be allocated:
            ------

             (a) first, to the Members to which Profits have previously been allocated pursuant to Section 5.1(b) to the extent of such Profits;

             (b) second, to Members in proportion to their positive Capital Account balances until such Capital Account balances have been reduced to zero; and

             (c) third, any remaining Losses shall be allocated among the Members in proportion to their respective Percentage Interests.

     5.3    Regulatory Allocations.
            ----------------------

             (a) Gross Income Allocation. In the event any Member has an
                 -----------------------
Adjusted Capital Account Deficit at the end of any Taxable Year, such Member shall be specially allocated items of Company income and gain in the amount of such deficit balance as quickly as possible; provided, that an allocation pursuant to this Section 5.3(a) shall be made only if and to the extent that
                 --------------
such Member would have an Adjusted Capital Account Deficit balance after all other allocations provided for in this Article 5 have been made.
                                       ---------

             (b) Qualified Income Offset. In the event any Member unexpectedly
                 -----------------------
receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided, that an allocation pursuant to this Section
                                                                      -------
5.3(b)
------

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                                                                  EXECUTION COPY


shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article
                                                                         -------
5 have been made.
-

          (c) Curative Allocations. The allocations set forth in Sections 5.3(a)
              --------------------                               ---------------
and (b) hereof (the "Regulatory Allocations") are intended to comply with
-------
certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3(c).
                                                         --------------
Therefore, notwithstanding any other provision of this Article 5 (other than the
                                                       ---------
Regulatory Allocations), the Board shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all such items were allocated pursuant to Sections 5.1 and
                                                                ----------------
5.2 without regard to the Regulatory Allocations.
---

          (d) Special Allocation. Rodeo, Inc. shall be allocated any deductions
              ------------------
arising from the delivery of Compensatory Units or the payment by Rodeo, Inc. or an affiliate of Rodeo, Inc. of transition bonuses pursuant to the Transition Agreement to employees of the Company.

     5.4  Tax Allocations: Code Section 704(c).
          ------------------------------------

          (a) Except as otherwise provided herein, for federal income tax purposes, (i) each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 5.1 and 5.2, and (ii)
                                                 --------------------
each tax credit shall be allocated to the Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to
Section 5.1 or 5.2.
-------------------

          (b) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition herein of "Gross Asset Value"). The Company shall use the remedial method of allocations specified in Treas. Reg. (S)1.704-3(d), or successor regulations, unless otherwise required by law, with respect to the initial contribution property set forth on Schedule I.

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition herein of "Gross Asset Value", subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          (d) Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement; provided, that the Company, in the discretion of the Board, may make, or not make, "curative" or

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"remedial" allocations (within the meaning of the Regulations under Code Section
704(c)) including, but not limited to, "curative" allocations which offset the effect of the "ceiling rule" for a prior Taxable Year (within the meaning of Regulation Section 1.704-3(c)(3)(ii)) and "curative" allocations from disposition of contributed property (within the meaning of Regulation Section 1.704-3(c)(3)(iii)(B)). Allocations pursuant to this Section 5.4 are solely for
                                                     -----------
purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.5    Change in Percentage Interests.  In the event that the Members'
            ------------------------------
Percentage Interests change during a Taxable Year, Profits and Losses shall be allocated taking into account the Members' varying Percentage Interests for such Taxable Year, determined on a daily, monthly or other basis as determined by the Board, using any permissible method under Code Section 706 and the Regulations thereunder.

     5.6    Withholding.  Each Member hereby authorizes the Company to withhold
            -----------
from income or distributions allocable to such Member and to pay over any taxes payable by the Company or any of its Affiliates as a result of such Member's participation in the Company; if and to the extent that the Company shall be required to withhold any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as of the time such withholding is required to be paid, which distribution shall be deemed to be a distribution to such Member to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such distributions in respect of a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a demand loan from the Company to such Member, with interest at the rate of interest per annum that Citibank, N.A., or any successor entity thereto, announces from time to time as its prime lending rate, which interest shall be treated as an item of Company income, until discharged by such Member by repayment, which may be made in the sole discretion of the Board out of distributions to which such Member would otherwise be subsequently entitled. The withholdings referred to in this Section 5.6 shall be made at the maximum
                                 -----------
applicable statutory rate under applicable tax law unless the Board shall have received an opinion of counsel or other evidence, satisfactory to the Board, to the effect that a lower rate is applicable, or that no withholding is applicable.

                                   ARTICLE 6
                               MEMBERS' MEETINGS

     6.1    Meetings of Members; Place of Meetings.  Regular meetings of the
            --------------------------------------
Members shall be held on an annual basis or more frequently as determined by a Majority in Interest. All meetings of the Members shall be held at a location either within or outside the State of Delaware as designated from time to time by the Board and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof. Special meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law, and may be called by the Board or by a Majority in Interest. A Member expecting to be absent from a meeting shall be entitled to designate in writing (or orally; provided, that such oral designation is later confirmed in writing) a proxy (an "Authorized Representative") to act on behalf of such Member with respect to such meeting (to the same extent and with the same force and effect as the Member who has

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                                                                  EXECUTION COPY


designated such Authorized Representative). Such Authorized Representative shall have full power and authority to act and take actions or refrain from taking actions as the Member by whom such Authorized Representative has been designated. Members and Authorized Representatives may participate in a meeting of the Members by means of conference telephone or other similar communication equipment whereby all Members or Authorized Representatives participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting, except when a Member or Authorized Representative participates for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

     6.2    Quorum; Voting Requirement.  The presence, in person or by proxy, of
            --------------------------
a Majority in Interest of the Members shall constitute a quorum for the transaction of business by the Members. The affirmative vote of a Majority in Interest shall constitute a valid decision of the Members, except where a different vote is required by the Act or this Agreement.

     6.3    Proxies.  At any meeting of the Members, every Member having the
            -------
right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing signed by such Member and bearing a date not more than one year prior to the date of such meeting.

     6.4    Action Without Meeting.  Any action required or permitted to be
            ----------------------
taken at any meeting of Members of the Company may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by Members having not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting of the Members. Prompt Notice of the taking of any action taken pursuant to this Section 6.4 by less than the unanimous written consent of the
                 -----------
Members shall be given to those Members who have not consented in writing.

     6.5    Notice.  Notice stating the place, day and hour of the meeting of
            ------
Members and the purpose for which the meeting is called shall be delivered personally or sent by mail or by telecopier not less than two (2) Business Days nor more than sixty (60) days before the date of the meeting by or at the direction of the Board or other Persons calling the meeting, to each Member entitled to vote at such meeting.

     6.6    Waiver of Notice.  When any Notice is required to be given to any
            ----------------
Member hereunder, a waiver thereof in writing signed by the Member, whether before, at or after the time stated therein, shall be equivalent to the giving of such Notice.

                                   ARTICLE 7
                            MANAGEMENT AND CONTROL

     7.1    Board of Directors.
            ------------------

            (a) (i) Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by or under the direction of the Board, which shall, subject to Section 7.1(a)(iv), consist of seven (7) individuals
                        ------------------
designated as directors of the Company (the "Directors") as follows: (A) subject to Section 7.1(a)(iv), each Initial Designating Member shall be entitled to designate one (1) Director, (B) a Majority in Interest shall elect two (2) Directors,

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                                                                  EXECUTION COPY


both of whom shall be Independent Directors, and (C) the Chief Executive Officer of the Company shall be a Director. As of the date hereof, the Directors shall be the individuals set forth on Schedule 7.1 to this Agreement (the "Initial
                                ------------
Directors"), each to hold office until his or her successor is elected pursuant to this Section 7.1(a) or until his or her earlier death, resignation or
        --------------
removal. Subject to Section 7.1(a)(iv), an Initial Designating Member may assign its right to designate a Director in connection with the transfer of all of such Initial Designating Member's Membership Interest to a Permitted Transferee.

                 (ii) At each annual meeting of the Members and at each special meeting of the Members called for the purpose of electing Directors (subject to the third to last sentence of this Section 7.1(a)(ii), each Member
                                               ------------------
shall be entitled to designate the number of Directors as set forth in Section
                                                                       -------
7.1(a)(i). Each Member shall cooperate with respect to calling and attending
---------
meetings of Members and electing the Directors designated by the Members, including voting in favor of Directors designated pursuant to Section 7.1(a)(i)
                                                              -----------------
and any replacement Directors pursuant to Section 7.1(a)(iii); provided, that
                                          -------------------
the failure to hold any such meetings shall not limit or eliminate a Member's right to designate Directors pursuant to Section 7.1(a)(i). The initial term of
                                         -----------------
the Initial Directors, and any successors thereto, shall expire on the third anniversary of the date hereof. Thereafter, Directors shall be elected to serve annual terms expiring on the date of the annual meeting of Members following such election. Each Director shall hold office until his or her successor is elected pursuant to this Section 7.1(a) or until his or her earlier death,
                         --------------
resignation or removal. The provisions of Section 7.1(a)(i), (ii) and (iii) are
                                          ---------------------------------
subject to the limitations contained in Section 7.1(a)(iv).
                                        ------------------

                 (iii) Any individual designated by a Member as a Director (other than Independent Directors and the Chief Executive Officer of the Company) may be removed at any time, with or without cause, only by such designating Member and the Members shall cooperate with respect to such removal, including voting in favor of such removal. Persons elected as an Independent Director may be removed at any time, with or without cause, by a vote of a Majority in Interest. Subject to Section 7.1(a)(iv), in the event of the death,
                                 ------------------
resignation or removal of a Director (other than an Independent Director, the Chief Executive Officer of the Company), the Member that designated such Director may designate a replacement Director. In the event of the death, resignation or removal of an Independent Director, a Majority in Interest may designate a replacement Director. In the event the individual serving as Chief Executive Officer of the Company no longer holds such office for any reason, such individual shall be automatically removed as a Director and the successor to such individual as Chief Executive Officer of the Company shall, by virtue of such appointment, be designated to replace such individual as a Director.

                 (iv) Each Initial Designating Member shall have the right to designate a Director pursuant to Section 7.1(a)(i)(A) so long as such Member's
                                 --------------------
Percentage Interest is greater than 10% of all Membership Interests or, in the case of E-Holdings, 9% of all Membership Interests. In the event a Member ceases to have the right to designate a Director pursuant to Section 7.1(a)(i)(A), such
                                                      --------------------
individual designated by such Member shall be automatically removed as a Director and any Member with a Percentage Interest of greater than 25% and not otherwise entitled to designate a Director shall designate a replacement Director, or, if there is no such Member, a Majority in Interest shall elect a replacement Director and in either case such Director shall serve a term expiring on the date of the annual meeting of Members following such election

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and shall hold office until his or her successor is elected; provided, however,
                                                             --------  -------
in the event that there is more than one Member with a Percentage Interest greater than 25% and not otherwise entitled to designate a Director, the Member who first accumulated a Percentage Interest of 25% or greater shall be entitled to designate the replacement Director. At such time as no Member has the right to designate Directors pursuant to Section 7.1(a)(i)(A) or this Section
                                   --------------------
7.1(a)(iv), then the provisions of Sections 7.1(a)(i), (ii) and (iii) and the
                                   ----------------------------------
second sentence of this Section 7.2(a)(iv) shall terminate and the number of Directors comprising the Board shall be seven (7) and shall consist of at least two (2) Independent Directors and the Chief Executive Officer of the Company. All such Directors shall be elected by a Majority in Interest and shall serve annual terms expiring on the date of the annual meeting of Members following such election. Each such Director shall hold office until his or her successor is elected pursuant to this Section 7.1(a)(iv) or until his or her earlier
                            ------------------
death, resignation or removal. Any Director elected pursuant to this Section
                                                                     -------
7.1(a)(iv) may be removed, with or without cause, by a Majority in Interest. In
----------
the event of the death, resignation or removal of a Director, the remaining Directors may appoint a replacement Director. Notwithstanding any other provision of this Agreement, in no event shall both a Member and its Permitted Transferee be entitled to designate a Director pursuant to Section 7.1(a)(i)(A).
                                                           --------------------

            (b) Except as otherwise expressly provided herein, the power and authority granted to the Board hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make or delegate to Officers all decisions with regard to the management, operations, assets, financing and capitalization of the Company.

     7.2    Meetings of the Board.  The Board may hold meetings, both regular
            ---------------------
and special, within or outside the State of Delaware. Regular meetings of the Board may be called by the Chief Executive Officer or two or more of the Directors upon delivery of written Notice at least ten (10) days prior to the date of such meeting. Special meetings of the Board may be called at the request of the Chief Executive Officer or any two or more of the Directors upon delivery of written Notice sent to each other Director by the means most likely to reach such Director as may be determined by the Secretary in his best judgment so as to be received at least twenty-four (24) hours prior to the time of such meeting. Notwithstanding anything contained herein to the contrary, such Notice may be telephonic if no other reasonable means are available. Such Notices shall be accompanied by a proposed agenda or statement of purpose.

     7.3    Quorum and Acts of the Board.  A majority of the Directors shall
            ----------------------------
constitute a quorum for the transaction of business at all meetings of the Board, and, except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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     7.4    Electronic Communications.  Members of the Board, or any committee
            -------------------------
designated by the Board, may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the Company's principal place of business.

     7.5    Committees of Directors.  The Board, by unanimous resolution of all
            -----------------------
Directors present and voting at a duly constituted meeting of the Board or by unanimous written consent, may designate one or more committees, each committee to consist of one (1) or more of the Directors. In the event of the disqualification or resignation of a committee member, the Board shall appoint another member of the Board to fill such vacancy. Any such committee, to the extent provided in the Board's resolution, shall have and may exercise all the powers and authority of the Board in the management of the Company's business and affairs subject to any limitations contained herein or in the Act. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     7.6    Compensation of Directors.  Each Director shall be entitled to
            -------------------------
reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred by such Director in connection with attending Board meetings and such compensation as may be approved by a Majority in Interest.

     7.7    Directors as Agents.  The Board, acting as a body pursuant to this
            -------------------
Agreement, shall constitute a "manager" for purposes of the Act. No Director, in such capacity, acting singly or with any other Director, shall have any authority or right to act on behalf of or bind the Company other than by exercising the Director's voting power as a member of the Board, unless specifically authorized by the Board in each instance.

     7.8    Officers; Agents.  The Board shall have the power to appoint any
            ----------------
Person or Persons as the Company's officers (the "Officers") to act for the Company and to delegate to such Officers such of the powers as are granted to the Board hereunder. Any decision or act of an Officer within the scope of the Officer's designated or delegated authority shall control and shall bind the Company (and any business entity for which the Company exercises direct or indirect executory authority). The Officers may have such titles as the Board shall deem appropriate, which may include (but need not be limited to) Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or Secretary. A Director may be an Officer. The initial Officers are set forth on Schedule 7.4. Unless the authority of an Officer is limited by the
             -------------
Board, any Officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority. The Officers shall hold office until their respective successors are chosen and qualify or until their earlier death, resignation or removal. Any Officer elected or appointed by the Board may be removed at any time by the affirmative

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vote of a majority of the Board. Any vacancy occurring in any office of the
Company shall be filled by a majority of the Board.

     7.9    Matters Requiring Member Approval.  (a) Without the prior written
            ---------------------------------
consent of a Super Majority in Interest, the Company shall not, and shall not permit any of its Subsidiaries to, effect any:

            (i) Merger, consolidation or share exchange into or with any other Person, or any other similar business combination transaction (other than any such transaction entered into solely between the Company and any of its Subsidiaries or among any of them) involving the Company or any of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, as amended and which shall be deemed to include Rodeo L.P.) or financial restructuring of the Company or the Partnership; provided, however, that in the event not all
                                 --------  -------
     Members receive identical consideration, whether in their capacity as a Member or as a limited partner of the Partnership, both in form and amount (in proportion to their Membership Interests or Limited Partner Interests, as the case may be) in such transaction, such transaction shall require the prior written consent of any Member receiving consideration that differs from the consideration to be received by a Majority in Interest;

            (ii) voluntary filing for bankruptcy, liquidation, dissolution or winding up of the Company or any of its Subsidiaries or any event that would cause a dissolution or winding up of the Company or any of its Subsidiaries or any consent by the Company or any of its Subsidiaries to any action brought by any other Person relating to any of the foregoing;

            (iii) amendment or repeal of the Certificate, the Partnership Agreement or the Partnership's certificate of limited partnership; provided, however, that if any amendment to the Partnership Agreement that
     --------  -------
     would, if proposed with respect to this Agreement, require the prior written consent of a particular Member, then such amendment shall require the prior written consent of such Member in its capacity as a limited partner of the Partnership;

            (iv) sale, lease, transfer, pledge or other disposition of all or substantially all of the properties or assets of the Company or the Company and any of its Subsidiaries taken as a whole, other than sales, leases, transfers, pledges or other dispositions of assets in the ordinary course of business or refinancing of the Credit Agreements;

            (b) Without the prior written consent of a Majority in Interest, the Company shall not, and shall not permit the Partnership to, effect any:

            (i)    except for distributions of Available Cash pursuant to
     Section 4.1 and distributions pursuant to Section 10.3, and distributions
     -----------                               ------------
     required pursuant to the Partnership Agreement (as amended from time to time in accordance with the terms thereof), declaration or payment of any dividends or other distributions on the Membership Interests, partnership interests, capital stock or other debt or equity

                                                                  EXECUTION COPY

     securities by the Company or the Partnership, including, without limitation, any dividend or other distribution by means of a redemption or repurchase of such securities;

          (ii) other than equity securities issued upon exercise of convertible securities outstanding on the date hereof or subsequently approved pursuant to this Section 7.9, authorization, sale and/or issuance by the Company or
             -----------
     the Partnership of any of their respective Membership Interests, partnership interests, capital stock, or other equity securities, whether in a private or public offering, including an initial public offering, or the grant, sale or issuance of other securities (including rights, warrants and options) convertible into, exchangeable for or exercisable for any of their respective Membership Interests, partnership interests, capital stock, or other equity securities, whether or not presently convertible, exchangeable or exercisable;

          (iii) (a) incurrence of any indebtedness by the Company or the Partnership, (b) the assumption, incurrence, or undertaking by the Company or the Partnership of, or the grant by the Company or the Partnership of any security (other than a pledge of substantially all of the properties or assets of the Company or the Company and any of its Subsidiaries taken as a whole) for, any financial commitment of any type whatsoever, including without limitation, any purchase, sale, lease, loan, contract, borrowing or expenditure, or (c) the lending of money by the Company or the Partnership to, or the guarantee by the Company or the Partnership of the debts of, any other Person;

          (iv) capital expenditures, or commitment to make capital expenditures, in excess of fifteen percent (15%) of the amount budgeted for capital expenditures in any fiscal year by the Company or the Partnership; or

          (v) any repurchase or redemption by the Company of any of its Membership Interests, or other debt or equity securities.

                                   ARTICLE 8
                         LIABILITY AND INDEMNIFICATION

     8.1  Limitation on Liability of Members, Directors and Officers.  No Member
          ----------------------------------------------------------
(when not acting in violation of this Agreement or applicable law), Director or Officer shall have any liability to the Company or the Members for any losses sustained or liabilities incurred as a result of any act or omission of such Member, Director or Officer in connection with the conduct of the business of the Company if, in the case of an Officer, the Officer acted in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company or applicable law and to be within the scope of his or her authority and, in the case of a Member (when not acting in violation of this Agreement or applicable law), Director or Officer, the conduct did not constitute bad faith, fraud, gross negligence or willful misconduct. To the fullest extent permitted by Section 18-1101(c) of the Act, a Director (other than Independent Directors), in performing his or her obligations under this Agreement, shall be entitled to act or omit to act at the direction of the Member who designated such Director, considering only such factors, including the separate interests of the designating Member, as such Director or the designating Member chooses to consider, and any action of a Director or failure to act, taken or omitted in good faith reliance on the foregoing provisions of this Section 8.1 shall not
                                                        -----------
constitute a breach of

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                                                                  EXECUTION COPY

any duty including any fiduciary duty on the part of the Director or designating Member to the Company or any other Member or Director. Except as required by the Act, the Company's debts, obligations, and liabilities, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Officer, Member or Director shall be personally responsible for any such debt, obligation or liability of the Company solely by reason of being an Officer, Member or Director. The Members shall be liable to the Company for the capital contributions specified in Section 3.1. No
                                                                 ------------
Member shall be responsible for any debts, obligations or liabilities, whether arising in contract, tort or otherwise, of any other Member.

     8.2  Indemnification.
          ---------------

          (a) The Company shall indemnify and hold harmless the Members (when not acting in violation of this Agreement or applicable law), Directors and Officers (individually a "Company Affiliate") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which a Company Affiliate may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, regardless of whether a Company Affiliate continues to be a Company Affiliate at the time any such liability or expense is paid or incurred, if, in the case of an Officer, such Officer acted in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company or applicable law and to be in the scope of his or her authority and, in the case of a Member (when not acting in violation of this Agreement or applicable law), Director or Officer, the conduct of the Member, Director or Officer did not constitute fraud, bad faith, gross negligence or willful misconduct and with respect to any criminal proceeding, had no reason to believe his, her or its conduct was unlawful.

          (b) Expenses incurred by a Company Affiliate in defending any claim, demand, action, suit or proceeding subject to Section 8.2(a) shall, from time to
                                              --------------
time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Company Affiliate to repay such amounts if it is ultimately determined that the Company Affiliate is not entitled to be indemnified as authorized in this Section 8.2.
                                  -----------

          (c) The indemnification provided by this Section 8.2 shall be in
                                                   -----------
addition to any other rights to which a Company Affiliate may be entitled pursuant to any approval of a Majority in Interest, as a matter of law or equity, or otherwise, and shall continue as to a Company Affiliate who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of such Company Affiliate; provided, however, that in the event such Company Affiliate is also an Affiliate of a Member, such Member's Percentage Interest shall be disregarded for purposes of determining a Majority in Interest for purposes of this Section 8.2(c). The Company shall not be required to indemnify any Member in connection with any losses, claims, demands, actions, disputes, suits or proceedings, of any Member against any other Member.

                                                                  EXECUTION COPY

          (d) The Company may purchase and maintain directors and officers insurance or similar coverage for its Directors and Officers in such amounts and with such deductibles or self-insured retentions as determined in the sole discretion of the Board.

          (e) Any indemnification hereunder shall be satisfied only out of the assets of the Company, and the Members shall not be subject to personal liability by reason of the indemnification provisions under this Section 8.2.
                                                                 -----------

          (f) A Company Affiliate shall not be denied indemnification in whole or in part under this Section 8.2 because the Company Affiliate had an interest
                      -----------
in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and all material facts relating to such indemnitee's interest were adequately disclosed to the Board at the time the transaction was consummated.

          (g) Subject to Section 8.2(c), the provisions of this Section 8.2 are
                         --------------                         -----------
for the benefit of the Company Affiliates and the heirs, successors, assigns and administrators of the Company Affiliates and shall not be deemed to create any rights for the benefit of any other Persons.

          (h) Any repeal or amendment of any provisions of this Section 8.2
                                                                -----------
shall be prospective only and shall not adversely affect any Company Affiliates' rights existing at the time of such repeal or amendment.

                                   ARTICLE 9
                       TRANSFERS OF MEMBERSHIP INTERESTS

     9.1  General Restrictions.
          --------------------

          (a) No Member may Transfer all or any part of such Member's Membership Interest to any Person except (i) to a Permitted Transferee pursuant to Section
                                                                        -------
9.2, (ii) pursuant to the terms of Section 9.8, or (iii) in the case of Kafu, a
---                                -----------
transfer of up to a 6% Membership Interest to First Union Investors, Inc. ("First Union") within 90 days from the date hereof; provided, however, any such Transfer under (i), (ii) or (iii) above shall comply with the terms of Section
                                                                       -------
9.1(b).  Any purported Transfer of a Membership Interest or a portion thereof in
------
violation of the terms of this Agreement shall be null and void and of no force and effect. Except upon a Transfer of all of a Member's Membership Interest in accordance with this Section 9.1, no Member shall have the right to withdraw as
                     -----------
a Member of the Company.

          (b) As a condition to a Transfer by a Member of all or any part of such Member's Membership Interest to a transferee as permitted under Section
                                                                     -------
9.1(a)(i) or (ii), (a "Membership Transfer"), such Member shall simultaneously
---------    ----
Transfer (the "Partnership Transfer") to such transferee an amount of such Member's Limited Partnership Interest equal to: (i) such Member's Limited Partnership Interest, multiplied by (ii) a percentage equal to (1) the Percentage Interest of such Member to be Transferred to such transferee, divided by (2) such Member's Percentage Interest immediately before such Transfer. If for any reason the Partnership Transfer does not occur simultaneously with the Membership Transfer, then the Membership Transfer and the Partnership Transfer shall be null and void and of no force and effect.

                                                                  EXECUTION COPY

          (c) Notwithstanding any other provision of this Agreement, no Member may pledge, mortgage or otherwise subject its Member Interest to any Encumbrance.

          (d) So long as it or its Permitted Transferee remains a Member, Sable may not effect a Sable Change of Control.

          (e) In the event that JCF resigns, other than for Good Reason, from his position as Chief Executive Officer of Rodeo, or is terminated for Cause, during the eighteen month period ending November 8, 2002, the occurrence of such event shall be deemed a Transfer to a Non-Qualifying Transferee of the Membership Interest of Sable Investments; provided; however, that fair market
                                          --------  -------
value, with respect to such deemed Transfer for purposes of Section 9.2, shall
                                                            -----------
not be less than Sable's initial Capital Contribution.

     9.2  Permitted Transferees.
          ---------------------

          (a) Notwithstanding the provisions of Section 9.8, each Member shall,
                                                -----------
subject to Section 9.1(b), have the right to Transfer (but not to substitute the
           --------------
transferee as a substitute Member in such Member's place, except in accordance with Section 9.3), by a written instrument, all or any part of a Member's
     -----------
Membership Interest to a Permitted Transferee. Notwithstanding the previous sentence, if the Permitted Transferee is such because it was an Affiliate of the transferring Member at the time of such Transfer or the Transfer was a Permitted Transfer under clause (a) of the definition of Permitted Transfer and, at any time after such Transfer, such Permitted Transferee ceases to be an Affiliate of such Member or such Transfer or such Permitted Transferee ceases to qualify under such clause (a) (a "Non-Qualifying Transferee"), such Transfer shall be deemed to not be a Permitted Transfer and shall be subject to Section 9.8.
                                                              -----------
Pursuant to Section 9.8, such transferring Member, or such transferring Member's
            -----------
legal representative, shall deliver the First Refusal Notice promptly after the time when such transferee ceases to be an Affiliate of such transferring Member, or such Transfer or such Permitted Transferee ceases to qualify under clause (a) of the definition of Permitted Transfer, and such transferring Member shall otherwise comply with the terms of Section 9.8 with respect to such Transfer;
                                   -----------
provided, that the purchase price for such Transfer for purposes of Section 9.8
                                                                    -----------
shall be an amount agreed upon by such transferring Member and a Majority in Interest (excluding such transferring Member's Percentage Interest) or, if such Member and such Majority in Interest cannot agree on a price within five (5) Business Days after delivery of the First Refusal Notice, such price shall be the fair market value of the Membership Interest transferred pursuant to the Transfer as of the date the transferee ceased to be an Affiliate of such transferring Member or such Transfer or such Permitted Transferee ceases to qualify under clause (a) of the definition of Permitted Transfer (such date, the "Non-Qualifying Date"), as determined at the Company's expense by a nationally recognized investment banking firm mutually selected by such transferring Member and a Majority in Interest (excluding such transferring Member's Percentage Interest). If such transferring Member and such Majority in Interest are unable, within ten (10) days after the expiration of such five (5) Business Day period, to mutually agree upon an investment banking firm, then each of such transferring Member and such Majority in Interest shall choose a nationally recognized investment banking firm and the two investment banking firms so chosen shall choose a third nationally recognized investment banking firm which shall determine the fair market value of the Membership Interest transferred pursuant to such Transfer at the Company's expense. The determination of fair market value

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                                                                  EXECUTION COPY

shall be based on the value that a willing buyer with knowledge of all relevant facts would pay a willing seller for all the outstanding equity securities of the Company in connection with an auction for the Company as a going concern and shall not take into account any acquisitions made by the Company or its Affiliates or any other events subsequent to the Non-Qualifying Date and shall not be subject to any discount for a sale of a minority interest. If such transferring Member fails to comply with all the terms of Section 9.8, such
                                                          -----------
Transfer shall be null and void and of no force and effect. No Non-Qualifying Transferee shall be entitled to receive any distributions from the Company on or after the Non-Qualifying Date and any distributions made in respect of the Membership Interests on or after the Non-Qualifying Date and held by such Non-Qualifying Members shall be paid to the Member who transferred such Membership Interest or otherwise to the rightful owner thereof as reasonably determined by the Board.

          (b) Unless and until admitted as a substitute Member pursuant to
Section 9.3, a transferee of a Member's Membership Interest in whole or in
-----------
part shall be an assignee with respect to such Transferred Membership Interest and shall not be entitled to participate in the management of the business and affairs of the Company or to become, or to exercise the rights of, a Member, including the right to appoint Directors, the right to vote, the right to require any information or accounting of the Company's business, or the right to inspect the Company's books and records. Such transferee shall only be entitled to receive, to the extent of the Membership Interest Transferred to such transferee, the share of distributions and profits, including distributions representing the return of Capital Contributions, to which the transferor would otherwise be entitled with respect to the Transferred Membership Interest. The transferor shall have the right to vote such Transferred Membership Interest until the transferee is admitted to the Company as a substitute Member with respect to the Transferred Membership Interest.

     9.3  Substitute Members.  No transferee of all or part of a Member's
          ------------------
Membership Interest shall become a substitute Member in place of the transferor unless and until:

          (a) Such Transfer is in compliance with the terms of Section 9.1;
                                                               -----------

          (b) the transferee has executed an instrument in form and substance reasonably satisfactory to the Board accepting and adopting, and agreeing to be bound by, the terms and provisions of the Certificate and this Agreement; and

          (c) the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Member.

Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the President and Chief Executive Officer shall cause the books and records of the Company to reflect the admission of the transferee as a substitute Member to the extent of the Transferred Membership Interest held by such transferee.

     9.4  Effect of Admission as a Substitute Member.  A transferee who has
          ------------------------------------------
become a substitute Member has, to the extent of the Transferred Membership Interest, all the rights, powers and benefits of, and is subject to the obligations, restrictions and liabilities of a Member under, the Certificate, this Agreement and the Act. Upon admission of a transferee as a substitute Member, the transferor of the Membership Interest so held by the substitute Member

                                                                  EXECUTION COPY

shall cease to be a Member of the Company to the extent of such Transferred Membership Interest.

     9.5  Consent.  Each Member hereby agrees that upon satisfaction of the
          -------
terms and conditions of this Article 9 with respect to any proposed Transfer,
                             ---------
the transferee may be admitted as a Member without any further action by a Member hereunder.

     9.6  No Dissolution.  If a Member Transfers all of its Membership Interest
          --------------
pursuant to this Article 9 and the transferee of such Membership Interest is
                 ---------
is admitted as a Member pursuant to Section 9.3, such Person shall be admitted
                                    -----------
to the Company as a Member effective on the effective date of the Transfer and the Company shall not dissolve pursuant to Section 10.1.
                                           ------------

     9.7  Additional Members.  Subject to Section 3.2 and Section 7.9, any
          ------------------              ---------------------------
Person acceptable to the Board may become an additional Member of the Company for such consideration as the Board shall determine, provided that such additional Member complies with all the requirements of a transferee under
Section 9.3(b) and (c).
--------------     ---

     9.8  Right of First Refusal.  The Members shall have the following right
          ----------------------
of first refusal:

          (a) If at any time any of the Members (a "Selling Member") has received and wishes to accept a bona fide offer (the "Offer") for cash from a third party (the "Offeror") for all or part of such Selling Member's Membership Interest (and a proportionate amount of such Selling Member's Limited Partnership Interest in accordance with Section 9.1(b)), such Selling Member
                                        --------------
shall give Notice thereof (the "First Refusal Notice") to each of the other Members, other than any Non-Purchasing Members (as hereinafter defined), and the Company. The First Refusal Notice shall state the portion of the Selling Member's Membership Interest and Limited Partnership Interest that the Selling Member wishes to sell (the "Optioned Interest"), the price and all other material terms of the Offer, the name of the Offeror, and certification from the Selling Member affirming that the Offer is bona fide and that the description thereof is true and correct, and that the Offeror has stated that it will purchase the Optioned Interest if the rights of first refusal herein described are not exercised.

          (b) Each of the Members other than the Selling Member and any Non-Purchasing Member (the "Non-Selling Members") shall have the right exercisable by Notice (an "Acceptance Notice") given to the Selling Member and the Company within twenty (20) days after receipt of the First Refusal Notice, to agree that it will purchase up to 100% of the Optioned Interest on the terms set forth in the First Refusal Notice; provided, however, if the Non-Selling Members in the aggregate desire to purchase more than 100% of the Optioned Interest, each such Non-Selling Member's right to purchase the Optioned Interest shall be reduced (pro rata based on the percentage of Optioned Interest for which such Non-Selling Member has exercised its right to purchase hereunder compared to all other Non-Selling Members, but not below such Non-Selling Member's Membership Interest as a percentage of the aggregate Membership Interests of all Non-Selling Members who have exercised their right to purchase) so that such Non-Selling Members purchase no more than 100% of the Optioned Interest. If a Non-Selling Member does not submit an Acceptance Notice within the twenty (20) day period set forth in this Section 9.8(b), such Non-Selling Member shall be deemed
                         --------------
to have rejected the offer to purchase any portion of the Optioned Interest.

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                                                                  EXECUTION COPY

          (c) If the Non-Selling Members do not in the aggregate exercise the right to purchase all of the Optioned Interest by the expiration of the twenty
(20) day period set forth in Section 9.8(b), then any Acceptance Notice shall be
                             --------------
void and of no effect, and the Selling Member shall be entitled to complete the proposed sale at any time in the thirty (30) day period commencing on the date of the First Refusal Notice, but only upon the terms set forth in the First Refusal Notice. If no such sale is completed in such thirty (30) day period, the provisions hereof shall apply again to any proposed sale of the Optioned Interest.

          (d) If any Non-Selling Member exercises the right to purchase the Optioned Interest as provided herein and such Non-Selling Member(s) have elected to purchase all of the Optioned Interest, the purchase of such Optioned Interest shall be completed within the thirty (30) day period commencing on the date of delivery of the First Refusal Notice. If such Non-Selling Member does not consummate the Purchase of such Optioned Interest, (x) the Selling Member shall be entitled to all expenses of collection and (y) such Non-Selling Member shall be deemed a "Non-Purchasing Member" for the duration of this Agreement.

     9.9  Registration Rights Agreement.  Each of the Initial Members as of the
          -----------------------------
date hereof and Rodeo, L.P. shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, on the date hereof.
                                             ---------

     9.10 Transfer to Management Entity  Notwithstanding any other provision of
          -----------------------------
this Agreement, Rodeo, Inc. may, within ninety (90) days from the date hereof sell up to 2% of the total Membership Interests as of that date (the "Management Sale") to the Management Entity. The Management Sale shall be on substantially the same economic terms as the initial capital contribution of each of Sable, Kafu, E-Holdings, Strome, Raymond, Strome Hedgecap and the Management Entity.

                                   ARTICLE 10
                          DISSOLUTION AND TERMINATION

     10.1 Events Causing Dissolution.
          --------------------------

          (a) The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

               (i) The affirmative vote of a Super Majority in Interest to dissolve;

               (ii) The Transfer of all or substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom; or

               (iii) The entry of a decree of judicial dissolution pursuant to
Section 18-802 of the Act.

          (b) The withdrawal, death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company shall not, in and of itself, cause the Company's dissolution.

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       10.2  Final Accounting. Upon dissolution and winding up of the Company,
             ----------------
an accounting will be made of the accounts of the Company and each Member and of the Company's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

       10.3  Distributions Following Dissolution and Termination.
             ---------------------------------------------------

             (a) Liquidating Trustee. Upon the dissolution of the Company, such
                 -------------------
party as is designated by a Majority in Interest will act as liquidating trustee of the Company (the "Liquidating Trustee") and proceed to wind up the business and affairs of the Company in accordance with the terms of this Agreement and applicable law. The Liquidating Trustee will use its reasonable best efforts to sell all Company assets (except cash) in the exercise of its best judgment under the circumstances then presented, that it deems in the best interest of the Members. The Liquidating Trustee will attempt to convert all assets of the Company to cash so long as it can do so consistently with prudent business practice. The Members and their respective designees will have the right to purchase any Company property to be sold on liquidation, provided that the terms on which such sale is made are no less favorable than would otherwise be available from third parties. The gains and losses from the sale of the Company assets, together with all other revenue, income, gain, deduction, expense, loss and credit during the period, will be allocated in accordance with Article 5. A
                                                                   ---------
reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect during the period of winding up. In addition, upon request of the Board and if the Liquidating Trustee determines that it would be imprudent to dispose of any non-cash assets of the Company, such assets may be distributed in kind to the Members in lieu of cash, proportionately to their right to receive cash distributions hereunder.

             (b) Accounting. The Liquidating Trustee will then cause proper
                 ----------
accounting to be made of the Capital Account of each Member, including recognition of gain or loss on any asset to be distributed in kind as if such asset had been sold for consideration equal to the fair market value of the asset at the time of the distribution. The Members intend that the allocations provided herein shall result in Capital Account balances in proportion to the Percentage Interests of the Members.

             (c) Liquidating Distributions. In settling accounts after
                 -------------------------
dissolution of the Company, the assets of the Company shall be paid to creditors of the Company and to the Members in the following order:

                    (i) to creditors of the Company (including Members) in the order of priority as provided by law whether by payment or the making of reasonable provision for payment thereof, and in connection therewith there shall be withheld such reasonable reserves for contingent, conditioned or unconditioned liabilities as the Liquidating Trustee in its reasonable discretion deems adequate, such reserves (or balances thereof) to be held and distributed in such manner and at such times as the Liquidating Trustee, in its discretion, deems reasonably advisable; provided, however, that such amounts be maintained in a separate bank account and that any amounts in such bank account remaining after three years be distributed to

                                                                  EXECUTION COPY


the Members or their successors and assigns as if such amount had been available for distribution under Section 10.3(c)(ii); and then
                       -------------------

               (ii) to the Members in proportion to the positive balances of their Capital Accounts, as fully adjusted pursuant to Section 3.4, including
                                                      -----------
adjustment for all gains and losses actually or deemed realized upon disposition or distribution of assets in connection with the liquidation and winding up of the Company.

               (iii) Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Regulation Section 1.704-1(b)(2)(ii) as in effect at such time and liquidating distributions shall be further deemed to be made pursuant to this Agreement upon the event of a liquidation as defined in such Regulation for which no actual liquidation occurs with a deemed recontribution by the Members of such deemed liquidating distributions to the continuing Company pursuant to this Agreement.

          (d) The provisions of this Agreement, including, without limitation, this Section 10.3, are intended solely to benefit the Members and, to the
     ------------
fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and no such creditor of the Company shall be a third-party beneficiary of this Agreement, and no Member or Director shall have any duty or obligation to any creditor of the Company to issue any call for capital pursuant to this Agreement.

     10.4 Termination of the Company. The Company shall terminate when all
          --------------------------
assets of the Company, after payment or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 10, and the Certificate shall have been
                                ----------
canceled in the manner required by the Act.

     10.5 No Action for Dissolution. The Members acknowledge that irreparable
          -------------------------
damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. Accordingly, except where the
                                     ------------
Board has failed to cause the liquidation of the Company as required by Section
                                                                        -------
10.1 and except as specifically provided in Section 18-802, each Member hereby
----
to the fullest extent permitted by law waives and renounces his right to initiate legal action to seek dissolution of the Company or to seek the appointment of a receiver or trustee to wind up the affairs of the Company, except in the cases of fraud, violation of law, bad faith, gross negligence, willful misconduct or willful violation of this Agreement.

                                  ARTICLE 11
                                  TAX MATTERS

     11.1 Tax Matters Member. Rodeo, Inc. shall be the Tax Matters Member of the
          -----------------
Company as provided in the Regulations under Section 6231 of the Code and analogous provisions of state law. The Board shall have the authority to remove or replace the Tax Matters Member of the Company and designate its successor.

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                                                                  EXECUTION COPY


     11.2  Certain Authorizations. The Tax Matters Member shall represent the
           ----------------------
Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities including any resulting administrative or judicial proceedings. Without limiting the generality of the foregoing, and subject to the restrictions set forth herein, the Tax Matters Member, but only with the consent of a Majority in Interest, is hereby authorized:

           (a) to enter into any settlement agreement with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members except that such settlement agreement shall not bind any Member that has not approved such settlement agreement in writing;

           (b) if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

           (c) to intervene in any action brought by any other Member for judicial review of a final adjustment;

           (d) to file a request for an administrative adjustment at any time and, if any part of such request is not allowed, to file a petition for judicial review with respect to such request;

           (e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

           (f) to take any other action on behalf of the Members (with respect to the Company) or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or the Regulations.

     Each Member shall have the right to participate in any such actions and proceedings to the extent provided for under the Code and Regulations.

     11.3  Indemnity of Tax Matters Member. To the maximum extent permitted by
           -------------------------------
applicable law and without limiting Article 8, the Company shall indemnify and
                                    ---------
reimburse the Tax Matters Member for all expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article 11
                                                                     ----------
in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the Tax Matters Member has determined in good faith that the Tax Matters Member's course of conduct was in, or not opposed to, the best interest of the Company. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member.

                                                                  EXECUTION COPY


     11.4  Information Furnished. To the extent and in the manner provided by
           ---------------------
applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits and loss interest, and taxpayer identification number of each Member to the Internal Revenue Service.

     11.5  Notice of Proceedings, etc. The Tax Matters Member shall use its
           --------------------------
reasonable best efforts to keep each Member informed of any administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes or any extension of the period of limitations for making assessments of any tax against a Member with respect to any Company item, or of any agreement with the Internal Revenue Service that would result in any material change either in Profits or Losses as previously reported.

     11.6  Notices to Tax Matters Member. Any Member that receives a notice of
           -----------------------------
an administrative proceeding under Section 6233 of the Code relating to the Company shall promptly provide Notice to the Tax Matters Member of the treatment of any Company item on such Member's Federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Internal Revenue Service or any other government agency or official with respect to any Company item shall provide Notice to the Tax Matters Member of such agreement and its terms within sixty (60) days after the date of such agreement.

     11.7  Preparation of Tax Returns. The Tax Matters Member shall arrange for
           --------------------------
the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for Federal, state and local income tax purposes and shall use all reasonable efforts to furnish to the Members within ninety (90) days of the close of the taxable year a Schedule K-1 and such other tax information reasonably required for Federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the cash or accrual method of accounting for Federal income tax purposes, as the Board shall determine in its sole discretion in accordance with applicable law.

     11.8  Tax Elections. Subject to Section 11.9, a Majority in Interest shall,
           -------------
in its sole discretion, determine whether to make any available election.

     11.9  Taxation as a Partnership. No election shall be made by the Company
           -------------------------
or any Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws or to be treated as a corporation for federal tax purposes.

                                  ARTICLE 12
                         ACCOUNTING AND BANK ACCOUNTS

     12.1  Fiscal Year and Accounting Method. The fiscal year and taxable year
           ---------------------------------
of the Company shall be the calendar year. The Company shall use an accrual method of accounting.

     12.2  Books and Records. The Company shall maintain at its principal
           -----------------
office, or such other office as may be determined by the Board, all the following:

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                                                                  EXECUTION COPY


          (a) A current list of the full name and last known business or residence address of each Member, and of each member of the Board, together with information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member of the Company;

          (b) A copy of the Certificate and this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement, or any amendments have been executed;

          (c) Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, which shall be retained for at least six fiscal years;

          (d) The financial statements of the Company; and

          (e) The Company's books and records.

     12.3 Delivery to Members; Inspection. Upon the request of any Member, for
          -------------------------------
any purpose reasonably related to such Member's interest as a member of the Company, the Board shall cause to be made available to the requesting Member the information required to be maintained by clauses (a) through (e) of Section 12.2
                                                                    ------------
and such other information regarding the business and affairs and financial condition of the Company as any Member may reasonably request.

     12.4 Financial Statements. The Board shall cause to be prepared for the
          --------------------
Members at least annually, at the Company's expense, financial statements of the Company, and its subsidiaries, prepared in accordance with generally accepted accounting principles and audited by a nationally recognized accounting firm. The financial statements so furnished shall include a balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity. In addition, the Board shall provide on a timely basis to the Members monthly and quarterly financials, statements of cash flow, any available internal budgets or forecast or other available financial reports, as well as any reports or notices as are provided by the Company, or any of its Subsidiaries to any financial institution.

     12.5 Filings. At the Company's expense, the Board shall cause the income
          -------
tax returns for the Company to be prepared and timely filed with the appropriate authorities and to have prepared and to furnish to each Member such information with respect to the Company as is necessary (or as may be reasonably requested by a Member) to enable the Members to prepare their Federal, state and local income tax returns. The Board, at the Company's expense, shall also cause to be prepared and timely filed, with appropriate Federal, state and local regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies.

     12.6 Non-Disclosure. Each Member agrees that, except as otherwise
          --------------
consented to by the Board in writing, all non-public and confidential information furnished to it pursuant to this Agreement will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that

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                                                                  EXECUTION COPY


(a) each Member shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Member's investment in the Company (collectively, "Representatives") and are apprised of the confidential nature of such information, (b) each Member shall be permitted to disclose information to the extent required by law, legal process or regulatory requirements, so long as such Member shall have used its reasonable efforts to first afford the Company with a reasonable opportunity to contest the necessity of disclosing such information, (c) each Member shall be permitted to disclose such information to possible purchasers of all or a portion of the Member's Membership Interest, provided that such prospective purchaser shall execute a suitable confidentiality agreement in a form approved by the Company containing terms not less restrictive than the terms set forth herein, and (d) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement. Each Member shall be responsible for any breach of this Section 12.6 by its Representatives.

                                  ARTICLE 13
                     NON-COMPETITION AND NON-SOLICITATION

     13.1  Non-Competition. Each of the Members hereby acknowledges that the
     ---------------------
Company and Rodeo L.P. operate in a competitive business and compete with other Persons operating in the midstream segment of the oil and gas industry for acquisition opportunities. Each of the Members agrees that during the period that it is a Member, it shall not, directly or indirectly, use any of the confidential information it receives as a Member or which its designee receives as a Director of the Company to compete, or to engage in or become interested financially in as a principal, employee, partner, shareholder, agent, manager, owner, advisor, lender, guarantor of any Person that competes in North America with the business conducted by the Company, the Partnership and Rodeo L.P. Each of the Members also acknowledge that EnCap Investments L.L.C. and Persons that it controls ("EnCap"), Kayne Anderson Capital Advisors L.P. and its Affiliates ("Kayne Anderson") and First Union and its affiliates may make and manage investments in the energy industry in the ordinary course of business (such investments "Institutional Investments"). The Members agree that EnCap, Kayne Anderson and First Union and its affiliates may make Institutional Investments, even if such Institutional Investments are competitive with the Company's and its Subsidiaries' business, so long as such Institutional Investments are not in violation of the provisions of Section 12.6 or the second sentence of this
Section 13.1 or obligations owed to the Company under applicable law with respect to usurption of an opportunity legally belonging to the Company or its Subsidiaries. Each of the Members confirms that the restrictions in this Section
13.1 are reasonable and valid and all defenses to the strict enforcement thereof are hereby waived by each of the Members. The restrictions contained in this
Section 13.1 shall in no way impair the rights granted (i) to JCF pursuant to the Flores Employment Agreement or (ii) to Raymond pursuant to any employment agreement between Raymond and Rodeo.

     13.2  Non-Solicitation. Each of the Members undertakes toward the Company
     ----------------------
and is obligated, without the prior written consent of the Company, during the period that it is a Member and for a period of one year thereafter, not to solicit or hire, directly or indirectly, in any manner whatsoever (except in response to a general solicitation or a non-directed executive search), in the capacity of employee, consultant or in any other capacity whatsoever, one or more

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                                                                  EXECUTION COPY


of the employees, directors or officers or other Persons (hereinafter collectively referred to as "Employees") who at the time of solicitation or hire, or in the 90-day period prior thereto, are working full-time or part-time for the Company or any of its Affiliates and not to endeavor, directly or indirectly, in any manner whatsoever, to encourage any of said Employees to leave his or her job with the Company or any of its Affiliates and not to endeavor, directly or indirectly, and in any manner whatsoever, to incite or induce any client of the Company or any of its Affiliates to terminate, in whole or in part, its business relations with the Company or any of its Affiliates.

       13.3  Damages. Each of the Members acknowledges that damages may not be
       -------------
an adequate compensation for the losses which may be suffered by the Company as a result of the breach by such Member of the covenants contained in this Article
                                                                         -------
13 and that the Company shall be entitled to seek injunctive relief with respect
--
to any such breach in lieu of or in addition to any recourse in damages without the posting of a bond or other security.

       13.4  Limitations. In the event that a court of competent jurisdiction
       -----------------
decides that the limitations set forth in Section 13.1 hereof are too broad,
                                          ------------
such limitations shall be reduced to those limitations that such court deems reasonable.

                                  ARTICLE 14
                                 MISCELLANEOUS

       14.1  Waiver of Default. No consent or waiver, express or implied, by the
             -----------------
Company or a Member with respect to any breach or default by the Company or a Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of the Company or a Member or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

       14.2  Amendment.
             ---------

             (a) Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by a Super Majority in Interest; provided, however, that no modification of the terms of this Agreement that (i) increases or extends any financial obligation or liability of a Member, (ii) alters the method of division of profits and losses or a method of distributions made to a Member,
(iii) adversely affects a Member's ability to designate Directors or (iv) otherwise adversely affects the obligations or rights of a Member (as a Member under this Agreement) in a manner different than a Majority in Interest shall be effective without the prior written consent of such Member; provided, further,
                                                            --------  -------
that no amendment of Section 7.3, 7.9(a)(iii), 13.1 or this Section 14.2 that adversely affects the obligations or rights of a Member shall be effective as to any Member without the prior written consent of that Member.

             (b) In addition to any amendments otherwise authorized herein, the Board may make any amendments to any of the Schedules to this Agreement from time to time to reflect

                                                                  EXECUTION COPY

transfers of Membership Interests and issuances of additional Membership Interests. Copies of such amendments shall be delivered to the Members upon execution thereof.

           (c) The Board shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

           (d) Any modification or amendment to this Agreement or the Certificate made in accordance with this Section 14.2 shall be binding on all
                                         ------------
Members and the Board.

     14.3  No Third Party Rights. Except as provided in Article 8, none of the
           ---------------------                        ---------
provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

     14.4  Severability. In the event any provision of this Agreement is held to
           ------------
be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

     14.5  Nature of Interest in the Company. A Member's Membership Interest
           ---------------------------------
shall be personal property for all purposes.

     14.6  Binding Agreement. Subject to the restrictions on the disposition of
           -----------------
Membership Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     14.7  Headings. The headings of the sections of this Agreement are for
           --------
convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

     14.8  Word Meanings. The words "herein", "hereinafter", "hereof", and
           -------------
"hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When verbs are used as nouns, the nouns correspond to such verbs and vice versa.

     14.9  Counterparts. This Agreement may be executed in several counterparts,
           ------------
all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     14.10 Entire Agreement. This Agreement contains the entire agreement
           ----------------
between the parties hereto and thereto and supersedes all prior writings or agreements with respect to the subject matter hereof.

     14.11 Partition. The Members agree that the Property is not and will not be
           ---------
suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all right such

                                                                  EXECUTION COPY

Member may have to maintain any action for partition of any of the Property. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

     14.12 Governing Law; Consent to Jurisdiction and Venue. This Agreement
           ------------------------------------------------
shall be construed according to and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction and venue of the state courts of Harris County, Texas or to the Court of Chancery of the State of Delaware and the United States District Court for the Southern District of Texas and of the United States District Court for the District of Delaware, as the case may be, and agree that the Company or Members may, at their option, enforce their rights hereunder in such courts.

                           [SIGNATURE PAGE FOLLOWS]

                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                PLAINS ALL AMERICAN, INC.


                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                SABLE INVESTMENTS, L.P.

                                By: Sable Investments, LLC, its general partner

                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                KAFU HOLDINGS, L.P.

                                By: Kafu Holdings, LLC, its general partner

                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                E-HOLDINGS III, L.P.

                                By: E-Holdings III GP, LLC, its general partner

                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                PAA MANAGEMENT, L.P.

                                By: PAA Management LLC, its general partner

                                By: ___________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                                                  EXECUTION COPY

                                __________________________________________
                                John T. Raymond


                                __________________________________________
                                Mark E. Strome


                                STROME HEDGECAP FUND, L.P.

                                By: Strome Investment Management, L.P.,
                                    its general partner

                                By: SSCO, Inc., its general partner

                                By: ______________________________________
                                    Name:_________________________________
                                    Title:________________________________

                                                                  EXECUTION COPY

                                  SCHEDULE I
                                  ----------

            Members, Capital Contributions and Percentage Interests


                                                                         Total
                                                        Gross           Capital        Percentage
    Name and Address          Cash Contributed       Asset Value     Contribution       Interest
    ----------------          ----------------       -----------     ------------      ----------
Plains All American Inc.          $      0             $345,000        $345,000          46.000%

Sable Investments, L.P.           $142,500                             $142,500          19.000%

Kafu Holdings, L.P.               $148,500                             $148,500          19.800%

E-Holdings III, L.P.              $ 67,500                             $ 67,500           9.000%

PAA Management, L.P.              $ 15,000                             $ 15,000           2.000%

Mark E. Strome                    $ 16,005                             $ 16,005           2.134%

Strome Hedgecap Fund,
 L.P.                             $  7,995                             $  7,995           1.066%


John T. Raymond                   $  7,500                             $  7,500           1.000%

                                                                  EXECUTION COPY

                                 SCHEDULE 7.1
                                 ------------


                               Initial Directors

Greg L. Armstrong

John T. Raymond

Robert V. Sinnott

Everardo Goyanes

Arthur L. Smith

Gary R. Petersen

Taft Symonds

                                                                  EXECUTION COPY

                                 SCHEDULE 7.4
                                 ------------

                           Initial Slate of Officers


          Name                                Title
          ----                                -----

    Greg L. Armstrong        Chairman and Chief Executive Officer

    Harry N. Pefanis         President and Chief Operating Officer

    Phil Kramer              Executive Vice President and Chief Financial
                             Officer

    George R. Coiner         Senior Vice President

    Tim Moore                Vice President, General Counsel and Secretary

    Mark F. Shires           Vice President - Operations

    Al Lindseth              Vice President - Administration

    Al Swanson               Treasurer

    Lawrence J. Dreyfuss     Associate General Counsel and Assistant
                             Secretary